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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2010

PHASE FORWARD INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50839 (Commission File Number)	04-3386549 (IRS Employer Identification No.)
77 Fourth Avenue, Waltham, Massachusetts (Address of Principal Executive Offices)	02451 (Zip Code)

Registrant's telephone number, including area code: (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

        On April 15, 2010, Phase Forward Incorporated, a Delaware corporation ("Phase Forward"), Oracle Corporation, a Delaware corporation ("Oracle"), and Pine Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Oracle ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Phase Forward (the "Merger") with Phase Forward surviving as a wholly-owned subsidiary of Oracle.

        Subject to the terms of the Merger Agreement, which has been approved by the boards of directors of Phase Forward, Oracle and Merger Sub, at the effective time of the Merger (the "Effective Time"), each share of Phase Forward common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $17.00 in cash, without interest (the "Merger Consideration").

        At the Effective Time, the vested and/or exercisable portion of each outstanding Phase Forward stock option, restricted stock unit and other equity-based award denominated in shares of Phase Forward common stock (each, a "Vested Equity Award") will be automatically canceled and converted into the right to receive cash equal to the product of (x) the number of shares of Phase Forward common stock issuable upon exercise of such Vested Equity Award immediately prior to the Effective Time and (y) the Merger Consideration, less any per share exercise price of such Vested Equity Award.

        At the Effective Time, the unvested portion of each outstanding Phase Forward stock option, restricted stock unit and other equity-based award denominated in shares of Phase Forward common stock (each, an "Unvested Equity Award") held by employees and consultants of Phase Forward will be assumed by Oracle. Assumed Unvested Equity Awards will be subject to terms and conditions substantially identical as before the Effective Time, except that: (1) they will be exercisable for a number of shares of Oracle common stock equal to the number of shares of Phase Forward common stock subject to such Unvested Equity Award immediately prior to the Effective Time multiplied by a fraction (the "Award Exchange Ratio"), the numerator of which is the Merger Consideration and the denominator of which is the average closing price of Oracle common stock on the Nasdaq Global Select Market for the five trading days before the Effective Time, and (2) the exercise price, if applicable, of such assumed Unvested Equity Award will be equal to the current exercise price divided by the Award Exchange Ratio.

        At the Effective Time, each Phase Forward restricted stock award (each, a "Restricted Stock Award") will be automatically canceled and converted into the right to receive restricted stock units (subject to the same vesting schedule) with respect to that number of shares of Oracle common stock equal to the product of (x) the number of unvested shares of Phase Forward common stock subject to such Restricted Stock Award immediately prior to the Effective Time and (y) the Award Exchange Ratio.

        The Merger Agreement contains customary representations, warranties and covenants of Phase Forward, Oracle and Merger Sub, including, among others, covenants by Phase Forward to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and not to engage in certain kinds of transactions during such period. Phase Forward has also agreed not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions that permit Phase Forward's board of directors to comply with its fiduciary duties, enter into discussions concerning, or furnish non-public information in connection with, any proposals for alternative business combination transactions. The board of directors of Phase Forward has unanimously adopted resolutions recommending the adoption of the Merger Agreement by Phase Forward's stockholders, and has agreed to hold a stockholder meeting to consider and vote upon the adoption of the Merger Agreement.

        The Merger is conditioned upon, among other things, approval by the stockholders of Phase Forward, the expiration or early termination of the applicable premerger waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions.

        The Merger Agreement contains certain termination rights for both Phase Forward and Oracle, and provides that, upon termination of the Merger Agreement under specified circumstances, Phase Forward may be required to pay Oracle a termination fee of $24,700,000, including if it accepts a superior acquisition proposal, or reimburse Oracle for up to $4,000,000 of its out-of-pocket expenses in connection with the transaction.

        The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference. The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Phase Forward or Oracle, contains representations and warranties of each of Phase Forward, Oracle and Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Phase Forward's or Oracle's public disclosures.

Voting Agreements

        Concurrently with entering into the Merger Agreement, the directors and executive officers of Phase Forward entered into a Voting Agreement with Oracle (collectively, the "Voting Agreements") pursuant to which they agreed, among other things, to vote their shares of Phase Forward for the adoption of the Merger Agreement and against any alternative proposal and against any action or agreement that would frustrate the purposes of, or prevent or delay the consummation of the transactions contemplated by the Merger Agreement. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is hereby incorporated into this report by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

        In connection with the Merger, Phase Forward intends to file a proxy statement with the Securities and Exchange Commission (the "SEC"). Investors and security holders of Phase Forward are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about Phase Forward, Oracle and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all documents filed by Phase Forward with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Phase Forward by directing a written request to Phase Forward Incorporated, 77 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

        Phase Forward, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Phase Forward in connection with the Merger. Information about those executive officers and directors of Phase Forward and their ownership of Phase Forward common stock is set forth in the proxy statement for Phase Forward's 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2010, and is supplemented by other public filings made, and to be made, with the SEC by Phase Forward. Investors and security holders may obtain additional information regarding the direct and indirect interests of Phase Forward, Oracle and their respective executive officers and directors in the Merger by reading the proxy statement and other public filings referred to above.

Safe Harbor for Forward Looking Statements

        Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involved certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability to complete the Merger in light of the various closing conditions, including those conditions related to regulatory approvals, the ability of the parties to consummate the Merger; the impact of the announcement or the closing of the Merger on Phase Forward's relationships with its employees, existing customers or potential future customers; the ability of Oracle to successfully integrate Phase Forward's operations and employees; the ability to realize anticipated synergies and costs savings of the proposed Merger; and such other risks detailed in the Phase Forward's Annual Report on Form 10-K filed with the SEC on February 26, 2010 and other reports filed with the SEC. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. Phase Forward assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

Item 8.01    Other Events.

        On April 16, 2010 Phase Forward issued a press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Document
2.1	Agreement and Plan of Merger, dated as of April 15, 2010, by and among Phase Forward Incorporated, Oracle Corporation and Pine Acquisition Corporation*
99.1	Form of Voting Agreement and schedule of signatories thereto
99.2	Press release issued on April 16, 2010 by Phase Forward Incorporated

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Phase Forward hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHASE FORWARD INCORPORATED
April 16, 2010	By:	/s/ D. Ari Buchler D. Ari Buchler Senior Vice President, Legal and Regulatory Services

 Exhibit Index

Exhibit Number	Document
2.1	Agreement and Plan of Merger, dated as of April 15, 2010, by and among Phase Forward Incorporated, Oracle Corporation and Pine Acquisition Corporation*
99.1	Form of Voting Agreement and schedule of signatories thereto
99.2	Press release issued on April 16, 2010 by Phase Forward Incorporated

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Phase Forward hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index